EXHIBIT 99.1

EQUUS SHAREHOLDERS GRANT AUTHORIZATION

TO WITHDRAW BDC ELECTION

AND INCREASE AUTHORIZED SHARES

Authorization Prepares Company for Potential Transformative Transaction

HOUSTON, TX – January 20, 2021 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Company”) today announced that the majority of its shareholders have authorized the Company’s Board of Directors (hereinafter, the “Board”) to: (i) cause the Company’s withdrawal of its election to be classifed as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”) as part of a potential strategic transformation of Equus into an operating company; and (ii) increase the Company’s authorized shares of common and preferred stock from 50 million to 100 million shares, and from 5 million to 10 million shares, respectively.

Over the past several years, the Company has examined a number of potential transactions in a variety of sectors , including energy, natural resources, containers and packaging, real estate, media, technology, and telecommunications. These reviews have included consideration of potential strategic transactions to maximize value to shareholders as an operating company not subject to the 1940 Act. The authorization granted by the Company’s stockholders allows the Board to: (i) withdraw the Company’s BDC authorization on or prior to August 31, 2021 as part of a potential strategic transformation of Equus into an operating company and, (ii) increase the number of authorized shares of common and preferred stock to enable the Company to have greater flexibility to consider a wider range of potential acquisition targets and associated financing options. Although Equus has been authorized to withdraw and terminate the Company’s BDC election under the 1940 Act, it will not submit any such withdrawal unless and until Equus has entered into a definitive agreement to acquire an operating company.

Risks and Uncertainties

The outbreak of Covid-19 in the United States in February 2020 and its subsequent resurgence in 2021 has presented a number of challenges to achieving the Company’s operational and strategic objectives. Government travel bans, border closures and directives on social distancing and shelter-in-place mandates have made it difficult to conduct in-person due diligence examinations, negotiations, and other functions which are endemic to the interpersonal nature of private equity investing in addition to the mergers and acquisitions process. Should these disruptions and restrictions on travel continue throughout 2021 as a result of Covid-19, the Company cannot, therefore, give assurance that its endeavors to pursue a transformative transaction will not be materially adversely affected thereby.

The transformation of Equus into an operating company is subject to various conditions, risks, and uncertainties. Such risks should be considered in addition to the items identified as “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2020.

Potential Advantages

An operating company structure, in lieu of a closed-end fund structure, could be advantageous to Equus and its shareholders in various ways, including: (i) a greater number of growth opportunities through merger with and acquisition of other operating companies, (ii) a valuation of Equus based on typical operating criteria such as earnings, revenue, and gross profit, instead of net asset value, (iii) lower proportional compliance costs due to Equus not being regulated under the 1940 Act, and (iv) greater flexibility to issue common and preferred equity, as well as other types of securities as consideration for acquisitions and growth of the Company.

Even if the Company utilizes its shares to acquire investment assets and remains a BDC, the Company believes that it could gain cost efficiencies in managing a greater number of assets such that Company expenses as a percentage of assets under management would decrease. In recent years, Company management has made significant efforts to decrease overall costs and costs relative to its net asset value including, for example, reductions in staff and in the number of members of the Company’s Board.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Company, including our ability to achieve our expected financial and business objectives, our ability to execute our reorganization under the Plan and complete the transactions contemplated thereby, the other risks and uncertainties described herein, as well as those contained in the Company’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Contacts:

Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486